                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

--------------------------------------------------------------------------------

                                   FORM 8-K/A
                                 AMENDMENT NO. 2

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):           May 30, 1997
                                                  ------------------------------


                       Audio Communications Network, Inc.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


             Florida                        0-7762             59-0690530
--------------------------------------------------------------------------------
(State or other jurisdiction of          (Commission       (I.R.S. Employer
 incorporation or organization)          File Number)      Identification No.)


1000 Legion Place, Suite 1515, Orlando, Florida              32801
--------------------------------------------------------------------------------
        (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code:          (407) 649-8877
                                                    ----------------------------



--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 7.  Financial Statements and Exhibits.

         (a)      (i)      Financial Statements for SunCom Group, Inc. as of
                           December 31, 1993, 1994 and 1995 and for the years then ended.

                  (ii) Financial Statements for Suncom Communications LLC as of December 31, 1996 and for the year then ended and for the Period from July 6, 1995 to December 31, 1995.

         (b)      (i)      Pro-Forma Financial Statements for Audio
                           Communications Network, Inc. as of December 31, 1996 and for the year then ended.

         (c)      Exhibits.

                  2.1* Asset Purchase Agreement, dated as of November 19, 1996, by and between the Registrant and Suncom Communications L.L.C.

                  99.1**   Press release of the Registrant, dated May 30, 1997.

                  99.2** Note Assumption Agreement and Note, dated as of May 30, 1997, by and among the Registrant, Suncom, Inc. and Midwest Mezzanine Fund, L.P.

                  99.3** Credit Agreement, dated as of May 30, 1997, by and among the Registrant, PNC Bank, National Association individually and as Agent, SunTrust Bank, Central Florida, N.A. and Lehman Commercial Paper Inc.

         ---------------
         * Incorporated by reference to the Registrant's Current Report on Form 8-K dated November 19, 1996.

         ** Incorporated by reference to Amendment No. 1 the Registrant's Current Report on Form 8-k dated May 30, 1997.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              Audio Communications Network, Inc.

Dated: July  31, 1997                         By:    /s/ David Unger
                                                  ______________________________
                                                  David Unger
                                                  Executive Vice President

          [LETTERHEAD OF BRESLOW STARLING FROST WARNER & BOGER, PLLC]


                                 March 29, 1995

                          Independent Auditors' Report
                          ----------------------------

To the Stockholders
SUNCOM GROUP, INC.
Charlotte, North Carolina

     We have audited the accompanying balance sheet of SunCom Group, Inc. as of December 31, 1994 and 1993 and the related statements of income and accumulated deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SunCom Group, Inc. as of December 31, 1994 and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

         Our audits have been made primarily for the purpose of forming the opinion stated in the preceding paragraph. The data contained in Schedule I of this report, although not considered necessary for a fair presentation of financial position, results of operations and cash flows, is presented as supplementary information and has been subjected to the procedures applied in the audit of the basic financial statements. In our opinion, this data is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                 /s/ Breslow Starling Frost Warner & Boger, PLLC
                                 -----------------------------------------------
                                 Certified Public Accountants

                               SUNCOM GROUP, INC.

                                  Balance Sheet
                                December 31, 1994

                                     ASSETS

                                                               1994          1993
                                                               ----          ----
Current Assets
    Cash                                                   $   36,140     $   19,961
    Accounts Receivable:
       Trade, Net of an Allowance for Doubtful
          Accounts of $32,000 in 1994                         795,533        743,330
       Employees                                               15,742         54,451
    Note Receivable - Officer (NOTE 8)                        101,877         88,001
    Inventories (NOTE 1)                                      163,955        314,315
                                                           ----------     ----------
          TOTAL CURRENT ASSETS                              1,113,247      1,220,058
                                                           ----------     ----------
Property and Equipment (NOTES 1 and 2)
    Equipment in Field                                      7,494,258      6,078,475
    Computers, Office Equipment and Furniture                 204,875        221,624
    Vehicles                                                  516,856        522,277
    Other Equipment                                           134,816        124,986
    Leasehold Improvements                                     14,177          6,865
                                                           ----------     ----------
       Total                                                8,364,982      6,954,227
    Less:  Accumulated Depreciation                         5,079,638      4,080,892
                                                           ----------     ----------
          TOTAL PROPERTY AND EQUIPMENT                      3,285,344      2,873,335
                                                           ----------     ----------

Other Assets (NOTES 1 and 2)
    Unamortized Customer List                                 161,505        252,339
    Unamortized Muzak Contracts                                   629          4,003
    Unamortized Loan Costs                                    222,262        262,672
    Deposits                                                    4,725          4,685
    Reorganization Costs                                        7,825          7,825
                                                           ----------     ----------
          TOTAL OTHER ASSETS                                  396,946        531,524
                                                           ----------     ----------
          TOTAL ASSETS                                     $4,795,537     $4,624,917
                                                           ==========     ==========

                See accompanying Notes to Financial Statements.

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

                                                             1994            1993
                                                             ----            ----
Current Liabilities
    Current Maturities of Long-Term Debt (NOTE 3)         $  592,543     $  551,973
    Note Payable (NOTE 2)                                    250,000            -0-
    Accounts Payable                                         496,079        617,035
    Customer Prepayments                                      60,303         56,752
    Accrued Expenses                                         133,322        132,508
                                                          ----------     ----------
          TOTAL CURRENT LIABILITIES                        1,532,247      1,358,268
                                                          ----------     ----------

Long-Term Liabilities
    Long-Term Debt, Less Current Maturities (NOTE 3)       6,254,202      6,710,109
    Note Payable to Officers (NOTE 4)                        229,094        229,094
                                                          ----------     ----------
          TOTAL LONG-TERM LIABILITIES                      6,483,296      6,939,203
                                                          ----------     ----------
Stockholders' Equity
    Common Stock (No Par Value, 1,000,000 Shares
       Authorized; 720 Shares Issued and Outstanding)        235,200        235,200
    Accumulated Deficit                                   (3,455,206)    (3,907,754)
                                                          ----------     ----------
          TOTAL STOCKHOLDERS' EQUITY                      (3,220,006)    (3,672,554)
                                                          ----------     ----------
          TOTAL LIABILITIES AND
          STOCKHOLDERS' EQUITY                            $4,795,537     $4,624,917
                                                          ==========     ==========



                               SUNCOM GROUP, INC.

                   Statements of Income and Accumulated Deficit
                  For the Years Ended December 31, 1994 and 1993

                                                          1994             1993
                                                          ----             ----
Revenues
    Service Revenues                                  $ 5,872,119      $ 5,345,945
    Sale of Equipment                                   1,674,255        1,323,362
    Sale of Labor                                       1,217,011          940,635
                                                      -----------      -----------

          TOTAL REVENUES                                8,763,385        7,609,942
                                                      -----------      -----------
Operating Costs and Expenses
    Cost of Equipment Sold and Installed                1,004,553          674,915
    Amortization and Depreciation (NOTE 1)              1,247,708        1,145,523
    Other Operating Expenses                            5,468,022        4,725,085
                                                      -----------      -----------

          TOTAL OPERATING COSTS AND EXPENSES            7,720,283        6,545,523
                                                      -----------      -----------
          INCOME FROM OPERATIONS                        1,043,102        1,064,419

Other Expenses
    Interest Expense, Net of Income of $7,040
       in 1994 and $8,000 in 1993                         588,190        1,039,699

    Loss on Disposal of Property and Equipment              2,364              -0-
                                                      -----------      -----------
          TOTAL OTHER EXPENSES                            590,554        1,039,699
                                                      -----------      -----------
          NET INCOME                                      452,548           24,720

Accumulated Deficit, Beginning                         (3,907,754)      (3,932,474)
                                                      -----------      -----------
          ACCUMULATED DEFICIT, ENDING                 $(3,455,206)     $(3,907,754)
                                                      ===========      ===========

See accompanying Notes to Financial Statements.

                               SUNCOM GROUP, INC.

                             Statements of Cash Flows
                  For the Years Ended December 31, 1994 and 1993

                                                                         1994           1993
                                                                         ----           ----
Cash Flows from Operating Activities
    Net Income                                                       $   452,548     $    24,720
    Adjustments to reconcile net income to net
    cash provided by operating activities:
       Depreciation                                                    1,113,090         903,829
       Amortization of Intangible Assets                                 134,618         241,694
       Provision for Doubtful Accounts Receivable                         32,000             -0-
       Loss on Disposal of Property and Equipment                          2,364             -0-
       Change in Accounts Receivable                                     (45,494)        (69,279)
       Change in Inventories                                             150,360        (134,981)
       Change in Deposits                                                    (40)           (424)
       Change in Accounts Payable                                       (120,956)        193,502
       Change in Customer Prepayments                                      3,551          10,377
       Change in Accrued Expenses                                            814         (28,074)
       Change in Prepaid Expenses                                            -0-          10,977
                                                                    ------------     -----------

Net Cash Provided by Operating Activities                              1,722,855       1,152,341
                                                                    ------------     -----------

Cash Flows from Investing Activities
    Purchase of Property, Plant and Equipment                         (1,527,463)     (1,501,228)
    Change in Loans to Officers                                          (13,876)          2,100
    Purchase of Intangible Assets                                            -0-          (1,663)
                                                                    ------------     -----------
Net Cash Used by Investing Activities                                 (1,541,339)     (1,500,791)
                                                                    ------------     -----------

Cash Flows from Financing Activities
    Net Proceeds from Short-Term Note Payable                            250,000             -0-
    Proceeds from Long-Term Debt                                         176,893       7,393,122
    Repayment of Long-Term Debt                                         (592,230)     (6,754,891)
    Loan Origination Costs                                                   -0-        (282,877)
                                                                    ------------     -----------

Net Cash Provided (Used) by Financing Activities                        (165,337)        355,354
                                                                    ------------     -----------

          INCREASE IN CASH                                                16,179           6,904

          CASH AT BEGINNING OF YEAR                                       19,961          13,057
                                                                    ------------     -----------
          CASH AT END OF YEAR                                       $     36,140     $    19,961
                                                                    ============     ===========

Supplemental Schedule of Disclosures of Cash Flow Information:
     Cash paid during the year for:
       Interest                                                     $    596,563     $ 1,535,843
                                                                    ============     ===========

See accompanying Notes to Financial Statements.

                               SUNCOM GROUP, INC.

                          Notes to Financial Statements
                           December 31, 1994 and 1993

NOTE 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       Business Activity - The Company is engaged in the business of selling and renting music services and equipment related to the receiving and distributing of these music services. The Company also services and maintains the equipment that is installed at customer locations. The Company is licensed to sell and rent music services in three geographic areas that include portions of North Carolina, South Carolina and Arizona.

       Revenue Recognition - Revenues from music services are recognized on a straight-line basis over the term of the contracts. Contracts are typically for a five-year period with renewal options for an additional five years. At December 31, 1994 the Company has entered into contracts which, exclusive of renewal options, represent approximately $18 million of future revenues. Revenues for equipment sales and installations are recognized at the point of sale.

       Property and Equipment - Property and equipment is recorded at cost and is being depreciated using straight-line accelerated rates for both financial reporting and income tax purposes. The estimated useful lives range from three to thirty-one-and-a-half years. Depreciation expense amounted to $1,113,090 and $903,829 for the years ended December 31, 1994 and 1993, respectively.

       Intangible Assets - Intangible assets include customer lists, MUZAK contracts, loan origination costs, and non-compete agreements and are being amortized using various methods over lives ranging from five to eleven years. Amortization expense amounted to $134,618 and $241,694 for the years ended December 31, 1994 and 1993, respectively.

       Inventories - Inventories consist of musical equipment and supplies and are stated at the lower of cost (determined on a first-in first-out basis) or market.

NOTE 2 - NOTE PAYABLE

    The Company has available with a bank a revolving line of credit. This agreement provides for a maximum borrowing of $250,000 and is secured by certain license agreements, other tangible and intangible assets and keyman life insurance policies. Interest is payable monthly at the bank's prime rate plus one percent (9.5% at December 31, 1994). The line of credit matures September 30, 1995. The Company has the options, subject to the bank's approval, to either renew the agreement or convert it into a term loan. At December 31, 1994 neither of these options had been exercised. The credit agreement contains certain restrictive covenants all of which the Company was in compliance with at December 31, 1994. Outstanding borrowings under this agreement were $250,000 at December 31, 1994.

                               SUNCOM GROUP, INC.

                          Notes to Financial Statements
                           December 31, 1994 and 1993

NOTE 3 - LONG-TERM DEBT

                                                                                         1994                  1993
                                                                                       -------                -------
Note payable to a bank collateralized by the assignment of the MUZAK license agreements, a first priority perfected security interest in all tangible and intangible assets, the assignment of the officer's keyman life insurance policy and a first priority perfected security interest in the Company's capital stock.
Principal is payable in monthly installments of $38,889 through June, 1998. A final principal payment of approximately $4,955,549 is due July 1,
1998.  Interest is paid monthly at 8.5%.                                             $ 6,549,998             $7,016,666

Note payable to a corporation in monthly installments of $175; collateralized
by music contracts                                                                           525                  2,625

Notes payable to a financing institution in aggregate
monthly installments of $4,824 including interest from
8% to 16%; collateralized by equipment                                                   147,535                 92,874

Notes payable to various financing institutions in aggregate monthly installments of $8,321 including interest from 3%
to 10.25%; collateralized by vehicles                                                    148,687                149,917
                                                                                     -----------             ----------
    Subtotal                                                                           6,846,745              7,262,082

    Less current maturities                                                              592,543                551,973
                                                                                     -----------             ----------
    Long-Term Debt                                                                   $ 6,254,202             $6,710,109
                                                                                     ===========             ==========


       Maturities of long-term debt subsequent to 1995 are as follows:
          1996                         $   576,922
          1997                             526,794
          1998                           5,150,486
                                    --------------
          Total                        $ 6,254,202
                                    ==============

NOTE 4 - NOTE PAYABLE TO OFFICERS


                                                                                         1994                  1993
                                                                                       -------                -------
Note payable to officers due January 2, 1996 with interest payable monthly at
12%; unsecured and subordinated to senior debt                                        $ 229,094             $ 229,094
                                                                                      =========             =========

                               SUNCOM GROUP, INC.

                          Notes to Financial Statements
                           December 31, 1994 and 1993

NOTE 5 - INCOME TAXES

    The Company is taxed as a Small Business Corporation under Section 1372 of the Internal Revenue Code. Accordingly, for federal and state income tax purposes, its income and losses are passed through to the shareholders for inclusion in their individual income tax returns.

NOTE 6 - LEASES

    The Company leases office and warehouse facilities and certain equipment under operating lease agreements. Rent expense amounted to $37,372 and $41,041 for the offices and warehouses and $74,489 and $98,143 for the equipment for the years ended December 31, 1994 and 1993, respectively. The Company leases additional office space from a related partnership as disclosed in
Note 8. Total rent expense including rents in Note 8 was $178,563 and $211,175 for the years ended December 31, 1994 and 1993, respectively.

    Future lease commitments on office space, equipment and vehicles are as follows:

       1995                               $ 82,342
       1996                                 40,850
       1997                                 35,425
       1998                                 13,823

NOTE 7 - PROFIT-SHARING PLAN

    The Company has a salary reduction/profit-sharing plan under the provisions of Section 401(k) of the Internal Revenue Code. The plan covers all full-time employees who have completed 90 days of service with the Company. Contributions to the plan by the Company equal 50% of the salary reduction elected by each employee up to a maximum reduction of 6% of annual salary. Employees, at their option, may contribute up to a maximum of 15% of annual salary. The Company, at its option, may contribute additional amounts to the plan. Company contributions to the plan were $49,590 and $44,760 in 1994 and 1993, respectively.

NOTE 8 - RELATED PARTIES

    The Company occupies an office that is leased from a related partnership under an operating lease agreement expiring May 31, 2004. During the year ended December 31, 1994 and 1993, rent paid to this partnership amounted to $63,250 and $62,000, respectively. Future rent is expected to be a minimum of $69,000 per year for the next five years.

    Note Receivable - Officer is an unsecured demand note due from a principal stockholder and officer, with an annual interest rate of 8% on the outstanding balance.



NOTE 9 - RECLASSIFICATION

    Certain items in the 1993 financial statements have been reclassified to conform with current year presentation.

                               SUNCOM GROUP, INC.

                          Notes to Financial Statements
                           December 31, 1994 and 1993

NOTE 10 - CONCENTRATION OF CREDIT RISK

    The Company performs ongoing credit evaluations of its customers and generally requires no collateral from the customers. Management feels the Company's credit risk is somewhat lessened due to its customers' being in a wide range of industries. Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits in excess of federally insured limits. At December 31, 1994 the Company's deposits exceeded the federally insured limit by approximately $200,000.

                           SUPPLEMENTARY INFORMATION

                                                                      Schedule I



                               SUNCOM GROUP, INC.



                        Schedules of Operating Expenses
                 For the Years Ended December 31, 1994 and 1993



                                                         1994         1993
                                                        ------       ------
Salaries and Wages - Administrative and Clerical      $1,143,215    $913,723
Salaries and Wages - Technical                           897,139     588,977
Salaries and Wages - Sales                               522,860     517,000
Advertising                                               10,525       4,483
Auto and Truck Expenses                                  110,685     109,983
Bad Debts and Allowances                                  94,817      62,815
Broadcasting Costs                                       331,036     368,151
Contributions                                             11,819      15,441
Contract Labor                                            93,044      66,661
Data Processing                                           15,714      12,338
Dues and Subscriptions                                    16,751      10,453
Employee Benefits                                         33,721      40,644
Travel and Entertainment                                  51,185      47,706
Freight                                                   86,817      80,644
Rent                                                     110,891     113,032
Insurance - General                                       79,202      90,933
Insurance - Group and Officer's Life                     120,286     110,957
Legal and Accounting                                      70,378      49,609
Leased Equipment                                          50,694      66,732
Taxes and Licenses                                        64,563      37,134
Payroll Taxes                                            157,449     128,515
Office and Shop Supplies                                  55,273      54,485
Postage                                                   27,501      28,504
Telephone                                                111,090     117,511
Phone Loops                                                4,512       6,254
Repairs                                                   18,755       6,922
Retirement Plan Contibution                               49,590      44,760
Royalties                                                945,310     846,119
Music Fees                                               100,094      90,040
Moving Expenses                                           18,942      29,638
Commissions and Sales Expenses                            28,833      30,918
Utilities                                                 13,683      14,791
Finance Charges                                            2,520       4,495
Training and Seminars                                      3,984       6,105
Collection Fees                                            1,112       1,778
Miscellaneous                                             14,032       6,834
                                                      ----------   ----------
     TOTAL OPERATING EXPENSES                         $5,468,022   $4,725,085
                                                      ==========   ==========

                               SUNCOM GROUP, INC.

                           Charlotte, North Carolina

                              FINANCIAL STATEMENTS

                               December 31, 1995

            [Breslow Starling Frost Warner & Boger, PLLC LETTERHEAD]



                                January 24, 1997

                          Independent Auditors' Report

To the Stockholders
SUNCOM GROUP, INC.
Charlotte, North Carolina

         We have audited the accompanying balance sheet of SunCom Group, Inc. as of December 31, 1995 and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SunCom Group, Inc. as of December 31, 1995 and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.


                                 /s/ Breslow Starling Frost Warner & Boger, PLLC
                                 -----------------------------------------------
                                 Certified Public Accountants

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
    Notes Payable (NOTE 4)                                                                 $   6,633,886
    Accrued Interest                                                                              95,014
    Other Accrued Expenses (NOTE 1)                                                              149,917
                                                                                           -------------




          TOTAL CURRENT LIABILITIES                                                            6,878,817
                                                                                           -------------

Stockholders' Equity

    Common Stock (No Par Value, 1,000,000 Shares
       Authorized; 720 Shares Issued and Outstanding)                                            235,200
    Retained Earnings                                                                         11,777,425
                                                                                           -------------

          TOTAL STOCKHOLDERS' EQUITY                                                          12,012,625
                                                                                           -------------

          TOTAL LIABILITIES AND
          STOCKHOLDERS' EQUITY                                                              $ 18,891,442
                                                                                            ============

                               SUNCOM GROUP, INC.

                    Statement of Income and Retained Earnings
                      For the Year Ended December 31, 1995

Revenues
    Service Revenues                                                                               $   4,852,670
    Sale of Equipment                                                                                  1,212,578
    Sale of Labor                                                                                        813,738
                                                                                                    ------------

          TOTAL REVENUES                                                                               6,878,986
                                                                                                    ------------

Operating Costs and Expenses

    Cost of Equipment Sold and Installed                                                                 700,969
    Amortization and Depreciation (NOTE 1)                                                               821,860
    Other Operating Expenses                                                                           4,351,833
                                                                                                    ------------

          TOTAL OPERATING COSTS AND EXPENSES                                                           5,874,662
                                                                                                    ------------

          INCOME FROM OPERATIONS                                                                       1,004,324

Other Expenses

    Interest Expense, Net of Income of $278,570                                                          345,908
                                                                                                    ------------

          NET INCOME FROM CONTINUING OPERATIONS                                                          658,416
                                                                                                    ------------

Gain on Sale of Business (NOTE 1)                                                                     14,574,215
                                                                                                    ------------

          NET INCOME                                                                                  15,232,631

    Accumulated Deficit, Beginning                                                                    (3,455,206)
                                                                                                    ------------

          RETAINED EARNINGS, ENDING                                                                 $ 11,777,425
                                                                                                    ============




See accompanying Notes to Financial Statements.

                               SUNCOM GROUP, INC.

                             Statement of Cash Flows
                      For the Year Ended December 31, 1995



Cash Flows from Operating Activities
    Net Income                                                                                     $  15,232,631
    Adjustments to reconcile net income to net
    cash provided by operating activities:

       Depreciation and Amortization                                                                     821,860
       Gain on Sale of Business                                                                      (14,574,215)
       Change in Accounts Receivable                                                                     411,357
       Change in Refundable Taxes                                                                        (51,358)
       Change in Inventories                                                                             118,834
       Change in Accounts Payable                                                                       (646,079)
       Change in Customer Prepayments                                                                    (60,303)
       Change in Accrued Expenses                                                                        111,609
                                                                                                   -------------

Net Cash Provided by Operating Activities                                                              1,364,337
                                                                                                   -------------

Cash Flows from Investing Activities

    Purchase of Property and Equipment                                                                  (363,822)
    Loans to Officer                                                                                    (690,063)
                                                                                                   -------------

Net Cash Used by Investing Activities                                                                 (1,053,885)
                                                                                                   -------------

Cash Flows from Financing Activities

    Net Proceeds from Line of Credit                                                                     145,000
    Repayment of Long-Term Debt                                                                         (212,859)
                                                                                                   -------------

Net Cash Used by Financing Activities                                                                    (67,859)
                                                                                                   -------------

          INCREASE IN CASH                                                                               242,593

          CASH AT BEGINNING OF YEAR                                                                       36,140
                                                                                                   -------------

          CASH AT END OF YEAR                                                                      $     278,733
                                                                                                   =============

Supplemental Schedule of Disclosures of Cash Flow Information:
       Cash paid during the year for:

          Interest                                                                                 $     579,503
                                                                                                   =============


See accompanying Notes to Financial Statements.

                               SUNCOM GROUP, INC.

                          Notes to Financial Statements
                                December 31, 1995

NOTE 1 - DESCRIPTION OF BUSINESS

    SunCom Group, Inc. ("the Company"), a North Carolina corporation, operated MUZAK franchises providing background music programming and other related services in certain areas of North Carolina, South Carolina and Arizona until September 14, 1995 when it entered into an agreement to sell its franchise rights and substantially all other assets to Suncom Communications, LLC, a Delaware limited liability company.

    The sales price was $20,606,687 resulting in a gain on disposal of the MUZAK franchise rights and other related assets, net of expenses related to the sale, of $14,574,215.

    In accordance with the terms of the agreement, the Company accepted a promissory note in the principal sum of $17,600,000 from Suncom Communications, LLC. The promissory note was repaid January 3, 1996 with interest.

    Also, in accordance with the agreement, the Company established an escrow indemnification fund of $300,000 in favor of SunCom Communications, LLC. The intent of the fund was to satisfy any claims of the seller funded by the buyer. The escrow agreement specifies that all funds remaining on June 30, 1996, after the payment of claims, were to be released to the Company. Subsequent to June 30, 1996, the Company received the remaining escrow funds of $150,083. The portion of the escrow used to pay claims ($149,917) is included in the calculation of the above referenced gain on sale of $14,574,215. Included in the net gain on sale of business of $14,574,215 are bonuses and related payroll taxes paid to certain employees of approximately $1,131,000. These bonuses are a direct result of the sale of the business and are therefore excluded from income from operations.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       Income Taxes - The Company, with the consent of its stockholders, has elected under the Internal Revenue Code to be an S corporation. In lieu of corporation income taxes, the stockholders of an S corporation are taxed on the Company's taxable income. Therefore, no provision or liability for federal or state income taxes has been included in these financial statements.

(Continued)

                               SUNCOM GROUP, INC.

                          Notes to Financial Statements
                                December 31, 1995

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

       Revenue Recognition - Revenues from music services are recognized on a straight-line basis over the term of the contracts. Revenues for equipment sales and installations are recognized at the point of sale.

       Property and Equipment - Property and equipment is recorded at cost and is being depreciated using straight-line and accelerated methods for both financial reporting and income tax purposes. The estimated useful lives of the assets range from three to thirty-one-and-a-half years. Depreciation expense was $278,387 for the year ended December 31, 1995.

NOTE 3 - NOTE RECEIVABLE OFFICER

    Note receivable issued to president of the Company, repaid January 1996.

NOTE 4 - NOTES PAYABLE


Revolving line of credit payable to a bank, interest
payable monthly at a variable rate, secured by the
note receivable discussed in NOTE 1                                                                  $    345,000

Note payable to a bank in monthly installments of
$38,889 plus interest at 8.5%, secured by the note
receivable discussed in NOTE 1                                                                          6,288,886
                                                                                                 ----------------

    Total Notes Payable                                                                               $ 6,633,886
                                                                                                 ================

    On January 3, 1996 the above notes were repaid in full.

NOTE 5 - PROFIT-SHARING PLAN

    The Company has a salary reduction/profit-sharing plan under the provisions of Section 401(k) of the Internal Revenue Code. The plan covers all full-time employees who have completed 90 days of service with the Company. Contributions to the plan by the Company equal 50% of the salary reduction elected by each employee up to a maximum reduction of 6% of annual salary. Employees, at their option, may contribute up to a maximum of 15% of annual salary. The Company, at its option, may contribute additional amounts to the plan. Company contributions to the plan were $89,929 in 1995.

                               SUNCOM GROUP, INC.

                          Notes to Financial Statements
                                December 31, 1995

NOTE 6 - LEASES

    During 1995, the Company leased office from a related partnership. Rent paid to this partnership in 1995 was approximately $60,000. Total rent expense in 1995 was $129,098.

NOTE 7 - SUBSEQUENT EVENT

     During 1996, SunCom Group, Inc. liquidated all then remaining assets and liabilities and terminated its corporate charter.

[DELOITTE & TOUCHE LLP LOGO]


                                  SUNCOM COMMUNICATIONS LLC

                                  Financial Statements for the Year Ended
                                  December 31, 1996 and Period from July 6, 1995 (Date of Formation) to December 31, 1995 and Independent Auditors' Report











[DELOITTE TOUCHE TOHMATSU INTERNATIONAL LOGO]

SUNCOM COMMUNICATIONS LLC

TABLE OF CONTENTS
--------------------------------------------------------------------------------


                                                                            PAGE

INDEPENDENT AUDITORS' REPORT                                                 1

FINANCIAL STATEMENTS:

  Balance Sheets                                                             2

  Statements of Operations                                                   3

  Statements of Changes in Members' Capital                                  4

  Statements of Cash Flows                                                   5

  Notes to Financial Statements                                            6-13

[DELOITTE & TOUCHE LLP LETTERHEAD]




INDEPENDENT AUDITORS' REPORT

To the Members of Suncom Communications LLC

We have audited the accompanying balance sheets of Suncom Communications LLC (the "Company") as of December 31, 1996 and 1995 and the related statements of operations, changes in members' capital and cash flows for the year ended December 31, 1996 and for the period from July 6, 1995 (date of formation) to December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company at December 31, 1996 and 1995, and the results of its operations and its cash flows for the year ended December 31, 1996 and for the period from July 6, 1995 (date of formation) to December 31, 1995 in conformity with generally accepted accounting principles.

As discussed in Note 11, the Company changed the estimated useful lives of certain of its assets.



/s/ DELOITTE & TOUCHE LLP



March 14, 1997





[DELOITTE TOUCHE TOHMATSU INTERNATIONAL LOGO]

SUNCOM COMMUNICATIONS LLC
BALANCE SHEETS
DECEMBER 31, 1996 AND 1995
--------------------------------------------------------------------------------

                                                                                              1996           1995
                                                                                              ----           ----
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                                                                $   132,565    $   800,256
  Accounts receivable (less allowance for doubtful accounts of $105,797 in 1996 and
    $150,232 in 1995)                                                                          839,442        654,721
  Inventories                                                                                  443,969        347,456
  Prepaid expenses and other (Note 1)                                                          124,372        293,988
                                                                                           -----------    -----------
      Total current assets                                                                   1,540,348      2,096,421
                                                                                           -----------    -----------
PROPERTY -- At cost (Note 2):
  Equipment                                                                                  6,127,864      3,886,299
  Automobiles and vehicles                                                                     523,188        381,570
  Office furniture and equipment                                                               122,647         34,972
  Leasehold improvements                                                                        55,572         17,425
                                                                                           -----------    -----------
      Total property -- at cost                                                              6,829,271      4,320,266
  Less accumulated depreciation                                                               (920,839)      (268,312)
                                                                                           -----------    -----------
  Property -- net                                                                            5,908,432      4,051,954
                                                                                           -----------    -----------
OTHER ASSETS (Note 2):
  Subscriber contract rights (net of accumulated amortization of $2,487,622 in 1996 and
    $931,000 in 1995)                                                                       13,843,754     15,155,200
  Noncompete agreements (net of accumulated amortization of $18,750)                           116,250        --
  Goodwill (net of accumulated amortization of $48,704 in 1996 and $13,657 in 1995)            653,666        436,308
  Deferred financing costs (net of accumulated amortization of $94,834 in 1996 and
    $21,448 in 1995)                                                                           464,038        533,673
  Organization costs (net of accumulated amortization of $25,647 in 1996 and $5,793 in
    1995)                                                                                       73,633         93,488
  Deferred commission expense (net of accumulated amortization of $51,156)                     423,624        --
  Deposits and other assets                                                                     80,349          4,725
                                                                                           -----------    -----------
      Total other assets                                                                    15,655,314     16,223,394
                                                                                           -----------    -----------
TOTAL ASSETS                                                                               $23,104,094    $22,371,769
                                                                                           -----------    -----------
                                                                                           -----------    -----------
LIABILITIES AND MEMBERS' CAPITAL
CURRENT LIABILITIES:
  Accounts payable (Note 1)                                                                $ 1,482,758    $   812,231
  Royalties payable (Note 6)                                                                   --             168,390
  Accrued interest payable                                                                      90,514        229,151
  Accrued liabilities (Note 9)                                                                 316,357        153,571
  Current portion of obligations under capital leases (Note 3)                                  68,420         50,169
  Current portion of long-term debt                                                          1,400,000        --
                                                                                           -----------    -----------
      Total current liabilities                                                              3,358,049      1,413,512
OBLIGATIONS UNDER CAPITAL LEASES (Note 3)                                                       13,719         51,858
LONG-TERM DEBT (Note 4)                                                                     12,600,000     13,250,000
SUBORDINATED DEBT (Note 5) (principal due of $4,750,000 net of unamortized discount on
  debt of $165,854 in 1996 and $187,124 in 1995)                                             4,584,146      4,562,876
                                                                                           -----------    -----------
      Total liabilities                                                                     20,555,914     19,278,246
                                                                                           -----------    -----------
COMMITMENTS (Note 6)
MEMBERS' CAPITAL (Notes 5 and 7):
  Investment                                                                                 3,750,000      3,750,000
  Contributed capital-preferred warrants                                                       193,646        193,646
  Cumulative undistributed deficit                                                          (1,395,466)      (850,123)
                                                                                           -----------    -----------
      Total members' capital                                                                 2,548,180      3,093,523
                                                                                           -----------    -----------
TOTAL LIABILITIES AND MEMBERS' CAPITAL                                                     $23,104,094    $22,371,769
                                                                                           -----------    -----------
                                                                                           -----------    -----------

See notes to financial statements.

SUNCOM COMMUNICATIONS LLC

STATEMENTS OF OPERATIONS
YEAR ENDED DECEMBER 31, 1996 AND PERIOD FROM JULY 6, 1995
(DATE OF FORMATION) TO DECEMBER 31, 1995
________________________________________________________________________________

                                                                                          1996           1995
                                                                                          ----           ----

REVENUES                                                                               $10,122,175    $ 2,969,787
                                                                                       -----------    -----------
COSTS AND EXPENSES:
     Cost of sales (Note 6)                                                              3,412,161      1,055,604
     Selling, general and administrative expenses (Notes 6 and 9)                        2,984,414        963,415
     Depreciation and amortization (Note 2)                                              2,356,185      1,240,210
                                                                                       -----------    -----------
          Total costs and expenses                                                       8,752,760      3,259,229
                                                                                       -----------    -----------
INCOME (LOSS) LOSS BEFORE OTHER INCOME (EXPENSE)                                         1,369,415       (289,442)

OTHER INCOME (EXPENSE):
     Interest income                                                                        10,794          5,395
     Interest expense (Notes 4 and 5)                                                    1,925,552        566,076
                                                                                       -----------    -----------
NET LOSS                                                                               $  (545,343)   $  (850,123)
                                                                                       -----------    -----------
                                                                                       -----------    -----------

See notes to financial statements.

SUNCOM COMMUNICATIONS LLC

STATEMENTS OF CHANGES IN MEMBERS' CAPITAL
YEAR ENDED DECEMBER 31, 1996 AND PERIOD FROM JULY 6, 1995
(DATE OF FORMATION) TO DECEMBER 31, 1995
________________________________________________________________________________

                                                                           CONTRIBUTED
                                                                           CAPITAL-    CUMULATIVE
                                                                           PREFERRED   UNDISTRIBUTED
                                                             INVESTMENT    WARRANTS      DEFICIT        TOTAL
                                                             ----------    --------    -----------    ----------

BALANCE, JULY 6, 1995                                        $   --        $  --       $   --         $   --
     Members' capital contributions (Note 7)                  3,750,000       --           --          3,750,000
     Issuance of preferred warrants                              --         193,646        --            193,646
     Net loss                                                    --           --          (850,123)     (850,123)
                                                             ----------    --------    -----------    ----------
BALANCE, DECEMBER 31, 1995                                    3,750,000     193,646       (850,123)    3,093,523
     Net loss                                                    --           --          (545,343)     (545,343)
                                                             ----------    --------    -----------    ----------
BALANCE, DECEMBER 31, 1996                                   $3,750,000    $193,646    $(1,395,466)   $2,548,180
                                                             ----------    --------    -----------    ----------
                                                             ----------    --------    -----------    ----------

See notes to financial statements.

SUNCOM COMMUNICATIONS LLC

STATEMENTS OF CASH FLOWS
YEAR ENDED DECEMBER 31, 1996 AND PERIOD FROM JULY 6, 1995
(DATE OF FORMATION) TO DECEMBER 31, 1995
--------------------------------------------------------------------------------


                                                                    1996            1995
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                                       $ (545,343)       $  (850,123)
 Adjustments to reconcile net loss to net cash provided by
  operating activities:
  Depreciation and amortization                                  2,407,341          1,240,210
  Interest accrued to amortize discount on subordinated debt        21,270              6,522
 Changes in operating assets and liabilities:
  Increase in accounts receivable                                 (184,720)          (334,876)
  Increase in inventories                                       (1,065,402)          (455,336)
  Decrease (increase) in prepaid expenses and other                169,616           (270,484)
  Increase in deferred commission expense                         (474,780)              -
  Increase in deposits                                             (75,625)              -
  Increase in accounts payable                                     585,394            812,231
  (Decrease) increase in royalties payable                         (83,257)           168,390
  (Decrease) increase in accrued interest payable                 (138,637)           229,151
  Increase in accrued liabilities                                  162,787             68,368
                                                                ----------        -----------
      Net cash provided by operating activities                    778,644            614,053
                                                                ----------        -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Acquisition of certain assets and liabilities of Chambers,
  Inc. and SunCom Group, Inc.                                     (810,842)       (20,606,687)
 Capital expenditures                                           (1,344,264)          (294,050)
 Organization costs                                                   -               (99,281)
                                                                ----------        -----------
      Net cash used in investing activities                     (2,155,106)       (21,000,018)
                                                                ----------        -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from long-term debt                                      750,000         13,250,000
 Proceeds from subordinated debt                                      -             4,750,000
 Principal payments under capital lease obligations                (37,478)            (8,658)
 Proceeds from capital contributions                                  -             3,750,000
 Debt issuance costs                                                (3,750)          (555,121)
                                                                ----------        -----------
      Net cash provided by financing activities                    708,772         21,186,221
                                                                ----------        -----------

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS              (667,690)           800,256

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                     800,256               -
                                                                ----------        -----------

CASH AND CASH EQUIVALENTS, END OF PERIOD                        $  132,566        $   800,256
                                                                ==========        ===========
SUPPLEMENTAL DISCLOSURES:
 Cash paid during the period for:
  Interest                                                      $2,064,190        $   330,403
                                                                ==========        ===========
  Income taxes (Note 2)                                         $     -           $      -
                                                                ==========        ===========

NONCASH INVESTING TRANSACTION -
 Inventory leased to customers and reclassified to
  property during the period                                    $  968,889        $   232,410
                                                                ==========        ===========


See notes to financial statements.

SUNCOM COMMUNICATIONS LLC


NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 1996 AND PERIOD FROM JULY 6, 1995
(DATE OF FORMATION) TO DECEMBER 31, 1995
--------------------------------------------------------------------------------

1.   ORGANIZATION AND DESCRIPTION OF BUSINESS

     PREDECESSOR

     Suncom Communications LLC, a Delaware limited liability company, was formed on July 6, 1995 (date of formation), for the purpose of acquiring, owning and operating MUZAK@ franchises to provide background music programming and ancillary services to business locations.

     Effective September 14, 1995 (the "Date of Acquisition"), the Company consummated an acquisition in accordance with an asset purchase agreement (the "Agreement") with Suncom Group, Inc., a North Carolina corporation (the "Seller") which provided background music programming and ancillary services to customers in large portions of North Carolina, South Carolina and Arizona. The Agreement provided for the purchase (the "Acquisition") of certain assets and liabilities of the Seller. The Company engaged in no substantial business activity prior to the Acquisition.

     The purchase price was $20,606,687 and was allocated principally to working capital and intangible assets including subscriber contract rights and goodwill.

     The Acquisition has been accounted for by the purchase method of accounting and, accordingly, the purchase price has been allocated to the assets acquired and the liabilities assumed based on their respective estimated fair values at the Date of Acquisition. The excess of the purchase price over the aggregate estimated fair values of the net tangible assets and subscriber contract rights acquired has been recorded as goodwill, which is being amortized over 15 years.

     The purchase price was allocated in the following manner:

         Assets purchased:
            Accounts receivable                                      $   319,845
            Inventory                                                    124,528
            Property                                                   3,793,808
            Other                                                         28,229
         Liabilities assumed:
            Unearned revenue                                             (66,074)
            Vacation liability                                           (19,129)
            Capital lease obligations                                   (110,685)
                                                                     -----------

                  Net assets acquired                                  4,070,522

            Intangible assets:
               Subscriber contract rights                             15,960,000
               Goodwill                                                  576,165
                                                                     -----------

            Total cash paid                                          $20,606,687
                                                                     ===========


     The purchase price and additional working capital were financed by $18,000,000 of debt (Notes 4 and 5) and $3,750,000 of capital contributed by the members of the Company (Note 7).

     Included in prepaid expenses and other current assets and accounts payable, respectively, were $222,188 due from and $25,598 due to Suncom Group, Inc. at December 31, 1995.

     ACQUISITIONS

     On July 31, 1996, the Company acquired certain assets and subscriber contracts of Chambers, Inc., a former competitor with its principal business operations in Arizona, for approximately $810,842. The purchase price was financed through $750,000 additional borrowings under the term loan notes and cash on hand. The purchase price has been allocated as follows:

           Equipment                                                    $150,000
           Subscriber Contract Rights                                    525,842
           Other Intangible assets                                       135,000
                                                                        --------

           Total Purchase Price                                         $810,842
                                                                        ========



2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CASH AND CASH EQUIVALENTS - Cash and cash equivalents include demand deposits maintained in banks.

     INVENTORIES - Inventories, which consist of equipment held for sale or lease, are stated at the lower of cost or the net realizable value. Cost is determined by the first-in, first-out method.

     PROPERTY - Property is recorded at cost or, in the case of the assets acquired in connection with the Acquisition, at estimated fair value. Depreciation is provided on the straight-line method over estimated useful lives of three to ten years. Included in property is approximately $5,300,000 and $3,595,700 (net of accumulated depreciation of $734,000 and $242,000) of equipment at December 31, 1996 and 1995, respectively which is owned by the Company and leased to customers primarily under five-year contracts (see revenue recognition). This property is depreciated over a five-year period. Depreciation expense for this leased property of approximately $492,000 and $242,000 is included with depreciation for all other property for the year ended December 31, 1996 and for the period from July 6, 1995. (See Note 11)

     OTHER ASSETS - Subscriber contract rights, goodwill, deferred financing costs, deferred commission expenses and organization costs are amortized using the straight-line method over various periods as shown below:

            Subscriber contract rights                     10 years
            Goodwill                                       15 years
            Deferred financing costs                       7-9 years
            Deferred commission expense                     5 years
            Organization costs                              5 years


     Commissions paid to sales personnel are amortized over the period of the service contract with such amortization being included in cost of sales. The deferred financing costs are being amortized over the terms of the related financing agreements (Notes 4 and 5). Management evaluates the recoverability of subscriber contract rights and other intangible assets both quarterly and annually. (See Asset Impairment below) (See Note 11)

     REVENUE RECOGNITION - Revenues for equipment sales and installations are recognized at the point of sale. Revenues from music services are recognized on a straight-line basis over the term of the customer contracts. Contracts are typically for a five-year period with renewal options for an additional five years. At December 31, 1996, the Company has entered into contracts which, exclusive of renewal options, represent future revenue in the aggregate approximate amount of $20,489,000 to be earned in varying amounts over the next five years subsequent to December 31, 1996.

     INCOME TAXES - For Federal and state income tax purposes, income and losses of the Company are passed through to the members of the Company for inclusion in their income tax returns. Accordingly, no income tax liability or provision was recorded by the Company at December 31, 1996 and 1995 or for the year ended December 31, 1996 and for the period from July 6, 1995 to December 31, 1995.

     USE OF ESTIMATES - The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and during the reported period. Actual results could differ from those estimates. Significant estimates made in connection with the December 31, 1996 and 1995 financial statements primarily include the allowance for doubtful accounts receivable and the estimated useful lives of property and certain other long-lived assets. (See Note 11.)

     FAIR VALUE OF FINANCIAL INSTRUMENTS - The recorded face value of cash and cash equivalents, accounts receivable, and accounts and other amounts payable approximates fair value because of the immediate short term maturity of these financial instruments. The recorded face value of long-term debt and subordinated debt approximate the fair value which was estimated based upon current rates available to the Company for debt with similar remaining maturities of these financial instruments at December 31, 1996 and 1995.

     ASSET IMPAIRMENT - The Company adopted Statement No. 121, Accounting for the Impairment of Long-Lived Assets, of the Financial Accounting Standards Board in 1995. This Statement requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amounts of an asset may not be recoverable. The adoption of the Statement did not materially impact the Company's consolidated results of operations, financial condition or cash flows.

     CONCENTRATIONS OF CREDIT RISK - The Company performs ongoing credit evaluations of its customers and generally requires no collateral from the customers. Management feels that the Company's credit risk is somewhat lessened due to the fact that its customers operate in a wide range of industries.

     There are no single customers that individually had billings greater than 5% of net operating revenues for the year ended December 31, 1996 and for the period from July 6, 1995 to December 31, 1995.

     RECLASSIFICATIONS - Certain reclassifications of prior year balances have been made to conform with current year presentation.

3.   OBLIGATIONS UNDER CAPITAL LEASES

     The Company is obligated under various capital leases for certain field equipment. The leases bear interest from 7.9% to 15.7% and generally provide that the Company pay the taxes, insurance and maintenance expenses relating to the leased assets. The net book value of the leased assets is included in equipment at December 31, 1996 and 1995.

     As of December 31, 1996 and 1995, minimum annual rental commitments under capital lease obligations are as follows:


                                                                      1996
          1997                                                       $68,420
          1998                                                         4,669
          1999                                                         5,455
          2000                                                         3,595
                                                                     -------

          Total                                                       82,139

          Less current portion                                        68,420
                                                                     -------

          Long-term obligations at December 31                       $13,719
                                                                     =======





4.   LONG-TERM DEBT

     On September 14, 1995, the Company issued, to a financial institution (the "lender"), term loan notes in the aggregate principal amount of $13,250,000, which require successive quarterly principal payments commencing with the quarter ending March 31, 1997. The term loan notes were increased by $750,000 on July 30, 1996 for a total aggregate principal amount of $14,000,000. The principal payments increase each successive calendar year, as follows:


           Principal
            Payment                                                  Total
            Due Date                                              Principal Due
              1997                                                 $ 1,400,000
              1998                                                   2,000,000
              1999                                                   2,300,000
              2000                                                   2,900,000
              2001                                                   3,150,000
              2002                                                   2,250,000
                                                                   -----------

                                                                    14,000,000
           Less current maturities                                   1,400,000
                                                                   -----------

                                                                   $12,600,000
                                                                   ===========


     Of the aggregate principal balance due at December 31, 1996 and 1995, interest on $7,000,000 is payable at a rate equal to the sum of (i) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity mutually agreed-upon between the financial institution and the Company, subject to certain restrictions plus (ii) 3.5%. The interest rate was 9.35% at December 31, 1996 and is subject to repricing on September 14, 1998. Payments of interest, due on a monthly basis, commenced in 1995 and are to be paid through September 30, 2002, whereupon any unpaid interest plus the remaining principal of the $7,000,000 is due.

     Interest on $7,000,000 and $6,250,000 of the aggregate principal balance due at December 31, 1996 and 1995, is payable at a rate equal to the sum of
     (i) London interbank Eurodollar market rate, subject to certain adjustments plus (ii) 4.0%. The interest rate was 9.38% at December 31, 1996 and is subject to repricing every 30 days. Payments of interest, due every 30 days, commenced in 1995 and are to be paid through September 30, 2002, whereupon any unpaid interest plus the remaining principal of the $7,000,000 is due. Interest incurred on the term loan notes included in interest expense for the year ended December 31, 1996 and the period from September 14, 1995 to December 31, 1995 was $1,290,823 and $380,508,
     respectively.

     In addition, these term loan notes allow for the reduction of the above-described interest rates if the Company meets certain debt coverage ratios.

     Mandatory prepayments of the term loan notes are required in certain instances (depending primarily on earnings of the Company) on May 15, 1997 and every successive May 15 thereafter. No such mandatory prepayments are due at May 15, 1997.

     In conjunction with the above term loan notes, all of the Company's assets are pledged as collateral to the lender. Additionally, the Company has agreed to maintain certain ratios and comply with various restrictive covenants as provided in the term loan agreement. At December 31, 1995 the Company was in violation of two of the covenants in connection with this term loan agreement. One of the violations relates to the submission, by the Company to this lender, of the Company's December 31, 1995 audited financial statements by a stipulated date while the other violation related to a financial matter. However, subsequent to December 31, 1995, the Company has obtained from this lender waivers with respect to such violations. At December 31, 1996 the Company was in violation of two of the covenants in connection with this term loan agreement. One of the violations relates to the submission, by the Company to this lender, of the Company's December 31, 1996 audited financial statements by a stipulated date while the other violation related to a financial matter. However subsequent to December 31, 1996, the Company has obtained from this lender waivers with respect to such violations.

5.   SUBORDINATED DEBT AND PREFERRED WARRANTS

     On September 14, 1995, the Company issued to a limited partnership a promissory note in the aggregate principal amount of $4,750,000, which requires successive quarterly principal payments of $250,000 commencing with January 1, 2000, with the entire outstanding principal balance due on July 1, 2004. Payment under this promissory note is subordinate to all obligations due under the term loan notes (Note 4). Interest on the unpaid principal balance is payable quarterly at a per annum rate of 12.27%, beginning on October 1, 1995 and continuing through July 1, 2004. Interest incurred on the subordinated note included in interest expense was $604,093 for the year ended December 31, 1996 and $179,752 for the period from September 14, 1995 to December 31, 1995 (including amortization of the related discount on the note). The principal of the promissory note may be subject to mandatory prepayments.

     In addition to the promissory note issued, the Company also issued to the limited partnership (the "holder") certain preferred warrants to purchase, in the aggregate, 9.5 units in the Company. The preferred warrants provide the holder the right to acquire units at an exercise price of approximately $21,053 per unit for an aggregate maximum exercise price of $200,000. The preferred warrants may be exercised at any time prior to September 14, 2005.

     In conjunction with the above subordinated debt, the Company has agreed to maintain certain ratios and comply with various restrictive covenants as provided in the subordinated debt agreement. At December 31, 1995, the Company was in violation of two of the covenants in connection with this subordinated debt agreement. One of the violations relates to the submission, by the Company to this limited partnership, of the Company's December 31, 1995 audited financial statements by a stipulated date while the other violation relates to a financial covenant. However, subsequent to December 31, 1995, the Company has obtained from the limited partnership waivers with respect to such violations. At December 31, 1996, the Company was in violation of three of the covenants in connection with this subordinated debt agreement. One of the violations relates to the submission, by the Company to this limited partnership of the Company's December 31, 1996 audited financial statements by a stipulated date while the other violations relate to financial covenants. However, subsequent to December 31, 1996 the Company has obtained from the limited partnership waivers with respect to such violations.

     The limited partnership is also a member in the Company and owned 12.5 units at December 31, 1996 and 1995 (Note 7).

6.   COMMITMENTS

     OPERATING LEASES - Certain equipment, office and warehouse facilities are held under operating leases. Rent expense, included in selling, general and administrative expense, was approximately $145,000 and $39,000 for the year ended December 31, 1996 and for the period from July 6, 1995 to December 31, 1995.

     Future minimum lease payments are as follows:

                  1997                                  $136,659
                  1998                                   124,284
                  1999                                   125,300
                  2000                                   127,700
                  2001                                   110,927
                  Thereafter                             195,750
                                                        --------
                  Total minimum lease payments          $820,620
                                                        ========
     BROADCASTING AGREEMENTS - The Company has entered into various agreements with broadcasting companies in order to transmit music service to its customers through the broadcasting companies' subchannels. The Company is generally able to terminate these agreements if interruption or failure occurs in the transmission of its subscription services. Certain of these agreements contain escalation clauses which provide for increased payments based on increases in the annual Consumer Price Index or other similar index. Broadcasting expense incurred in relation to these agreements for the year ended December 31, 1996 and for the period from July 6, 1995 to December 31, 1995, included in cost of sales, was approximately $274,962 and $80,882, respectively.

     Future minimum payments due under these agreements are as follows:

                  1997                                  $160,018
                  1998                                    40,800
                  1999                                    26,700
                  2000                                    11,500
                                                        --------
                  Total minimum payments                $230,018
                                                        ========

     MUSIC SERVICE LICENSE AGREEMENTS - The Company has entered into various agreements to license subscription music services from certain companies. The terms of these agreements range from periods of approximately one year to nine years and require payment by the Company of certain fees and royalties. The basic royalty rates vary based on percentages of 2.25% to 10% of gross billings or, in certain instances, based on the number of monthly music subscriptions billed by the Company to customers. The license agreements are generally noncancelable by the Company.

     Royalties incurred in relation to these agreements for the year ended December 31, 1996 and for the period from July 6, 1995 to December 31, 1995, included in cost of sales, were approximately $1,039,000 and $285,000, respectively.

7.   MEMBERS' CAPITAL

     Effective September 14, 1995, the members of the Company contributed $3,750,000 of capital to the Company. A total of 47 units of the Company were issued effective September 14, 1995, of which 37.5 units were outstanding at December 31, 1996 and 1995 representing a $100,000 contribution per unit. The holder of the subordinated note (Note 5) also holds certain preferred warrants, issued effective September 14, 1995, to acquire the other 9.5 units of the Company.

8.   DEFINED CONTRIBUTION 401(K) PROFIT-SHARING PLAN

     Effective January 1, 1996, the Company instituted a profit-sharing plan which covers all employees of the Company who have at least one-half year of service. Contributions to the plan by employees may be at least 1% but not more than 15% of annual salary, subject to certain restrictions. Contributions by the Company to the plan are discretionary. Employees are always 100% vested in employee contributions; no vesting in employer contributions occurs prior to the first two years of service and 100% vesting occurs after the third year of service. Contribution expense for the year ended December 31, 1996 was $24,507.

9.   MANAGEMENT AGREEMENT

     The Company has a management agreement in which the Company agrees to pay certain members of management a monthly fee of 1.75% - 3.5% of gross operating revenues. The amount of the fee depends on the results of operations as compared to projected cumulative results. In addition to these fees, certain expenses incurred by management may be reimbursed by the Company. Such reimbursements may not exceed .5% of the Company's gross operating revenues for the period.

     Total management fees included in selling, general and administrative expense during the year ended December 31, 1996 and the period from July 6, 1995 to December 31, 1995 were approximately $440,000 and $125,000, respectively, of which approximately $0 and $49,000 were accrued and included in accrued liabilities at December 31, 1996 and 1995.

10.  PENDING ACQUISITION

     In November 1996, the Company agreed to sell its net assets to Audio Communications Network, Inc. ("ACN"). In exchange for its net assets and a $3.75 million payment to an ACN shareholder, the Company will receive 60% of the outstanding common stock of ACN. This transaction is expected to close in May 1997 and will be accounted for as a reverse acquisition.

11.  CHANGE OF ESTIMATE

     Management has re-evaluated the estimates for the useful lives of certain of its assets to more accurately reflect their economic useful lives using current information available, including industry practice and Company specific issues. This change has been recorded effective January 1, 1996. Such estimates related to the estimated useful lives of certain assets as follows:

                                                     Estimated Useful
                                                     Lives in Months
                                                   --------------------
                                                   Previous     Current
              Subscriber contract rights              60          120
              Automobiles and vehicles                60           36
              Equipment                               60          120



     The effect of this change of estimate is to reduce depreciation and amortization expense by $2,129,150 for the year ended December 31, 1996.

                                     ******

NOTES TO FINANCIAL STATEMENTS

(1) On May 30, 1997 Audio Communications Network, Inc purchased the assets of Suncom Communications LLC in a reverse acquisition. At that date, the share price of ACN's 2,333,191 shares was $3.25. This adjustment is to write up the paid-in-capital to reflect this.

(2) At the date of the transaction, Audio Communications Network, Inc. had a employment agreement with Al Schell, the President of the Company. Upon consummation of this transaction, Mr. Schell is to receive three annual payments of $500,000. This adjustment is to reflect the present value of this liability assuming a 10% interest rate which approximates the company's cost of senior bank funds.

(3) At the date of the transaction, Audio Communications Network, Inc. repaid its existing debt as well as Suncom's senior debt signed a new credit facility and borrowed additional funds.

(4) Represents additional amortization on goodwill resulting from adjustments above.

(5) Represents additional interest expense for the period resulting from adjustment (3) above.

AUDIO COMMUNICATIONS NETWORK, INC.
PRO-FORMA FINANCIAL STATEMENTS
BALANCE SHEET
AT MARCH 31, 1997



                                                          Adjustments and Eliminations              AUCM
ASSETS                                            TOTAL       Debit           Credit                    Per 10Q           SUNCOM
------                                            -----       -----           ------                    -------           ------

Cash and Cash Equivalents                      $1,213,844                                               $937,532          $276,312
Accounts Receivable                            $1,618,551                                               $871,828          $746,723
Inventory                                        $898,022                                               $470,683          $427,339
Prepaid Expenses                                 $569,392                                               $366,007          $203,385

Property Plant and Equipment                  $16,731,349                                             $9,333,525        $7,397,824
Less Accumulated Depreciation                 ($5,292,176)                                           ($4,191,337)      ($1,100,839)
                                              -----------                                            -----------       -----------
Property-net                                  $11,439,173                                             $5,142,188        $6,296,985

OTHER ASSETS-NET OF AMORTIZATION

Subscriber Contracts Rights                   $18,527,518                                             $2,377,901       $16,149,617
Non-Compete Agreement                            $135,000                                                     $0          $135,000
Goodwill                                      $11,853,566 $3,921,748 (1)                              $4,339,273        $1,202,067
                                                          $1,243,426 (2)
                                                          $1,147,052 (3)

Deferred Finance Costs                           $558,871                                                     $0          $558,871
Organization Costs                                $99,280                                                     $0           $99,280
Deferred Commission Expense                      $225,511                                               $225,511                $0
Deposits and other Assets                              $0                                                     $0                $0
Accumulated Amortization                      ($3,018,818)                                                    $0       ($3,018,818)
                                              -----------                                                     --       -----------
TOTAL ASSETS                                  $44,119,910                                            $14,730,923       $23,076,761


LIABILITIES AND MEMBERS' CAPITAL


                                                                    ADJUSTMENTS AND ELIMINATIONS
                                               TOTAL      DEBIT           CREDIT                    ACN                 SUNCOM
                                               -----      -----           ------                    ---                 ------
CURRENT LIABILITIES
Accounts Payable                               $2,641,464                                               $675,419        $1,966,045
Royalties Payable                                $157,760                                               $157,760                $0
Due to Al Schell                               $1,243,426       (2)       $1,243,426                          $0                $0

Accrued Liabilites                               $602,851                                               $133,727          $469,124
Current- Liab. capital leases                     $40,169                                                     $0           $40,169
Current portion of long-term debt                      $0 $1,584,828 (3)                              $1,584,828                $0
                                                       --                                             ----------                --
Total Current liabilites                       $4,685,670                                             $2,551,734        $2,475,338

Capital Leases                                    $60,685                                                     $0           $60,685
Long-term Debt                                $25,250,000       (3)       $2,731,880                  $8,518,120       $14,000,000
Subordinated Debt                              $4,556,354                                                     $0        $4,556,354
                                               ----------                                                     --        ----------
TOTAL LIABILITIES                             $34,552,709                                            $11,069,854       $21,092,377

Stockholders Equity                            $1,108,298                                               $583,298          $525,000
Capital Contributed in excess of Par          $10,418,165       (1)       $3,921,748                  $5,158,914        $3,418,646
                                                          $2,081,143 (7)

Accumulated Deficit                           ($1,959,202)      (7)       $2,081,143                 ($2,081,143)      ($1,959,262)

Total Stockholder's Equity                     $9,567,201
TOTAL LIABILITIES AND CAPITAL                 $44,119,910                                            $14,730,923       $23,076,761
                                              -----------                                            -----------       -----------


AUDIO COMMUNICATIONS NETWORK, INC.
PRO-FORMA FINANCIAL STATEMENTS
INCOME STATEMENT
FOR THE YEAR  ENDED DECEMBER 31, 1996



                                                          Adjustments and Eliminations
                                                  TOTAL       Debit           Credit                      ACN             SUNCOM
                                                  -----       -----           ------                    -------           ------


Revenues                                      $21,173,402                                            $11,051,227       $10,122,175

COSTS AND EXPENSES

Cost of Sales                                  $8,130,666                                             $4,718,505        $3,412,161
Selling, General and Administrative            $5,996,035                                             $3,011,621        $2,984,414
Depreciation and Amortization                  $4,280,666   $315,611 (4)                              $1,608,870        $2,356,185
                                               ----------                                             ----------        ----------

TOTAL COSTS AND EXPENSE                       $18,407,367                                             $9,338,996        $8,752,760
                                              -----------                                             ----------        ----------

INCOME (LOSS) LOSS BEFORE OTHER INCOME (EXP)   $2,766,035                                             $1,712,231        $1,369,415

OTHER INCOME

Interest income                                   $37,446                                                $26,652           $10,794
Interest expense                              ($3,172,862)   $78,903 (5)                             ($1,044,063)      ($1,925,552)
                                                            $124,344 (6)

Other                                            $100,014                                               $100,014                $0
                                                 --------                                               --------                --
Income before Income taxes                      ($269,367)                                              $794,834         ($545,343)
Provision for Income Taxes                        $95,400                                                $95,400                $0
                                                  -------                                                -------                --
Net Income (Loss)                               ($364,767)                                              $699,434         ($545,343)

Weighted Average Shares Outstanding             4,409,203
Earnings (Loss) Per Share                          ($0.08)



AUDIO COMMUNICATIONS NETWORK, INC.
PRO-FORMA FINANCIAL STATEMENTS
INCOME STATEMENT
FOR THE THREE MONTHS  ENDED MARCH 31, 1997


                                                          Adjustments and Eliminations
                                                  TOTAL       Debit           Credit                      ACN             SUNCOM
                                                  -----       -----           ------                    -------           ------

Revenues                                       $5,081,760                                             $2,419,334        $2,662,426

COSTS AND EXPENSES

Cost of Sales                                  $1,222,319                                               $983,598          $238,721
Selling, General and Administrative            $2,183,890                                               $808,311        $1,375,579
Depreciation and Amortization                  $1,120,430    $78,903 (4)                                $410,180          $631,347
                                               ----------                                               --------          --------

TOTAL COSTS AND EXPENSE                        $4,526,639                                             $2,202,089        $2,245,647

INCOME (LOSS) LOSS BEFORE OTHER INCOME (EXP)     $555,121                                               $217,245          $416,779

Other Income

Interest income                                    $2,420                                                 $2,420                $0
Interest expense                                ($775,714)   $28,676 (5)                               ($235,378)        ($480,574)
                                                             $31,086 (6)

Other                                             $34,055                                                $34,055                $0
                                                  -------                                                -------                --
Income before Income taxes                      ($184,118)                                               $18,342          ($63,796)
Provision for Income Taxes                        $13,700                                                $13,700                $0
                                                  -------                                                -------                --
Net Income (Loss)                               ($197,818)                                                $4,642          ($63,796)
                                                ---------                                                 ------          --------

Weighted Average Shares Outstanding              4,433,191
Earnings (Loss) Per Share                           ($0.04)


NOTES TO FINANCIAL STATEMENTS

(1) To record write up of AUCM's assets acquired and liabilities assumed in connection with the transaction.

(2) To record additional liability relating to Al Schell's employment contract payout.

(3) To record Audio Communications Network, Inc. repayment of its existing debt as well as Suncom's senior debt and the recording of the debt relating to a new credit facility.

(4) To record additional amortization expense related to the goodwill recorded in connection with the transaction.

(5) To record additional interest expense related to the additional debt incurred in connection with the transaction.

(6) To record additional interest expense related to Al Schell's payout.

(7) To adjust equity accounts for the effect of the transaction.